UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 26, 2000
                  --------------------------------------------
                                (Date of Report)

                             THE COBALT GROUP, INC.

               (Exact Name of Registrant as Specified in Charter)


         WASHINGTON                  000-26623                    91-1674947
-----------------------------  ---------------------         -------------------
(State or Other Jurisdiction   (Commission File No.)         (IRS Employer
     of Incorporation)                                       Identification No.)

        2200 FIRST AVENUE SOUTH, SUITE 400 SEATTLE, WA 98134 (Address of
                Principal Executive Offices, including Zip Code)

                                 (206) 269-6363
              (Registrant's Telephone Number, including Area Code)

                   -------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS

     On January 26, 2000, The Cobalt Group, Inc. ("Cobalt") sold its YachtWorld marketing service ("YachtWworld") to Boats.com, Inc., a Delaware corporation ("Boats.com"), pursuant to an Asset Purchase Agreement dated as of January 25, 2000. Boats.com purchased YachtWorld for $14.0 million, of which $3.5 million was paid in cash at closing and $10.5 million is payable by December 29, 2000. Cobalt also received a warrant to purchase 473,455 shares of Boats.com common stock as part of the purchase price. In connection with the sale, Cobalt agreed to provide Boats.com with Web site hosting and maintenance services for the YachtWorld Web site for up to twelve months, subject to annual renewal. Cobalt also granted Boats.com a perpetual, non-exclusive license to use certain of Cobalt's proprietary software in connection with the operation of the YachtWorld Web site.

ITEM 7.   EXHIBITS

     (c)  EXHIBITS

              2 Asset Purchase Agreement dated January 25, 2000 between The Cobalt Group, Inc. and Boats.com, Inc. (without exhibits).

              99   The Cobalt Group, Inc. Press Release issued January 26, 2000.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE COBALT GROUP, INC.

Dated:  February 11, 2000

                                       By:/s/ DAVID M. DOUGLASS
                                          ------------------------------------
                                          David M. Douglass
                                          Chief Financial Officer